UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in its charter)

Illinois

(State or other jurisdiction of incorporation)

000-23115	36-2848943
(Commission File Number)	(IRS Employer Identification No.)

22160 N. Pepper Road, Lake Barrington, Illinois	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 382-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (l7 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-1 2)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240. l 3c-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of CTI Industries Corporation (the “Company”) was held on Friday, June 8, 2018 at 9:00 a.m. Central Daylight Savings Time at the corporate headquarters of the Company located at 22160 N. Pepper Road, Lake Barrington, Illinois.

The following actions were submitted and approved by a vote of the stockholders of the Company:

1.	Election of seven directors;

2.	Approval of the 2018 Stock Incentive Plan;

3.	Ratification of the Board’s selection of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for 2018.

Stockholders of record at the close of business on April 13, 2018 were entitled to vote. A total of 2,616,168 shares were represented by proxy or in person at the Annual Meeting, which constituted 74.11% of the Company’s issued and outstanding shares of common stock. These shares were voted on the matters presented at the Annual Meeting as follows:

1.	For the election of directors:

Name	For	Against

Stephen M. Merrick	1,850,846	404,458

Jeffrey S. Hyland	1,945,217	310,087

John H. Schwan	1,860,610	394,694

Stanley M. Brown	1,824,993	430,311

Bret Tayne	1,947,367	307,937

John I. Collins	1,939,570	315,734

John Klimek	1,925,299	330,005

2.	Approval of the 2018 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes

1,784,594	470,103	607	360,864

3.	Ratification of the Board of Directors selection of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for 2018:

For	Against	Abstain

2,340,608	273,653	1,907

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CTI Industries Corporation has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the Village of Lake Barrington, Illinois, June 8, 2018.

CTI INDUSTRIES CORPORATION

By:	/s/ Stephen M. Merrick
Stephen M. Merrick, Chief Executive Officer